Exhibit 99.2

Chartwell Diversified Services, Inc.

Case No. 02-88565

Reporting Period:  June 30, 2004

Schedule of Cash Receipts and Disbursements

	Sky Bank Money		Payroll
	Market	Comerica	Comerica	Comerica	Comerica	Comerica	Current Month	Cumulative
	3295001062**	#1880909914	#1880909542	#1880895634	#385105649243**	#385105649490**	Actual	Actual

Cash Balance Beginning	$115,719	$436,531	$—	$(60,367)	$141,002	$250,000	$882,885	$561,824

Recepits
Cash sales							—	—
Accounts Receivable	52	93,277					93,329	11,549,656
Loans and Advances		2,518,098	—				2,518,098	35,371,548
Sale of Assets							—	—
Other/Cash Transfers from Related Companies		4,493,657	101,271	394,705			4,989,632	80,784,725
Total Receipts	52	7,105,032	101,271	394,705	—	—	7,601,059	127,705,929

Disbursements
Net Payroll			(101,301)				(101,301)	(11,850,717)
Payroll Taxes		(726,537)	—				(726,537)	(12,308,970)
Sales, Use and Other Taxes							—	(18,190)
Inventory Purchases		(467,799)					(467,799)	(14,922,550)
Rents and Lease Payments							—	(116,056)
Insurance		(487,800)		(96,936)			(584,736)	(6,132,301)
Administrative & Selling		—	—	(321,950)			(321,950)	(7,900,109)
Breakout for CDSI Case File #02-88565							—	(116,475)
Other/Cash Transfers to Related Companies		(5,209,353)					(5,209,353)	(71,616,872)
Letter of Credit Refund							—	(1,280,865)
Bank Charges							—	(3,617)
Professional Services							—	(928,763)
Total Disbursements	—	(6,891,489)	(101,301)	(418,886)	—	—	(7,411,676)	(127,195,485)

Net Cash Flow	52	213,543	(31)	(24,181)	—	—	189,383	510,444

Cash End of Month	$115,771	$650,074	$(31)	$(84,548)	$141,002	$250,000	$1,072,268	$1,072,267

** This schedule reflects $506,721.05 worth of Restricted Cash, which is in Other Assets on the Balance Sheet’

Chartwell Diversified Services, Inc.

Case #02-88568

STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended June 30, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$—	$3,864

Net Revenues	—	3,864

Operating Expenses:
Cost of Services	—	—

Gross Margin	—	3,864
		100.0%

General and administrative expenses:
Personnel costs	223,963	4,554,461
Occupancy costs	34,908	508,505
Bad debt expense		—
Other	48,756	974,356

Total General and Administrative Expenses	307,627	6,037,322

Loss from Operations	(307,627)	(6,033,458)

Other Expenses (Income):
Interest expense	20,083	164,882
Depreciation and amortization	67,516	1,274,300
Other expense (income)	(328,137)	(5,728,410)

Other Expenses - Net	(240,538)	(4,289,228)

Loss before Reorganization Items	(67,089)	(1,744,230)

Reorganization Items:
Professional fees	—	—
Other	2,951	78,660

Reorganization Expenses - Net	2,951	78,660

Loss Before Income Tax Provision	(70,040)	(1,822,890)

Income Tax Provision	—	—

Net Loss	(70,040)	(1,822,890)

Chartwell Diversified Services, Inc.

Case No. 02-88565

June 30, 2004

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date

Assets

Current Assets

Unrestricted Cash and Equivalents	$565,495	$—
Due from Subsidiaries/Related Parties	(4,173,244)	—
Prepaid Expenses and Other Current Assets	109,736	—
Total Current Assets	$(3,498,013)	$—

Property, Plant and Equipment-net

Total Property, Plant and Equipment-net	$51,189	$—

Other Assets

Restricted Cash	506,773	—
Investments	92,537,829	—
Other Intangibles	2,952,201	—
Other Assets	9,667	—
Total Other Assets	$96,006,470	$—

Total Assets	$92,559,646	$—

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$90,887	$—
Accrued Payroll and Benefit Costs	570,587	—
Accrued Other and Other Liabilities	123,174
CHT Distribution Loan with Interest	2,574,856
Total Post-Petition Liabilities	$3,359,504	$—

Liabilities Under Compromise
Accrued Payroll and Other Liabilities	153,200	—

Total Pre-Petition Liabilities	$153,200	$—

Total Liabilities	$3,512,704	$—

Equity
Additional Paid in Capital	$92,952,795	—
Accumulated Deficit	(3,905,853)	—
Total Equity	$89,046,942	$—

Total Liabilities & Equity	$92,559,646	$—

Chartwell Diversified Services, Inc.

Case No. 03-88565

June 30, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(21,098)	$(688)	$(32)	$(55,368)	$(77,186)
Accrued AP	(13,701)				(13,701)
Accrued Salaries	(54,685)	—	—	—	(54,685)
Accrued Incentive Comp	(425,000)				(425,000)
Accrued PTO	(87,252)				(87,252)
Accrued Expenses	(10,000)				(10,000)
Accrued Payroll Taxes	(3,650)				(3,650)
Leases - Building	—	—	—	—	—
Leases - Equipment	—	—	—	—	—
Secured Debt/Adequate Protection Pmts	(2,574,856)	—	—	—	(2,574,856)
Professional Fees	(113,174)	—	—	—	(113,174)
					—
Total Post Petition Debts	$(3,303,416)	$(688)	$(32)	$(55,368)	$(3,359,504)

1) Post petition AP and accrued AP to be paid in future months based on vendor terms

2) Post Petition Salaries were paid in July in accordance with established payroll cycle.

3) Accrued Incentive Comp represents fiscal 2004 and 2005 bonus accrual

4) Post Petition Paid Time Off will be paid in future payrolls based on approved PTO taken by active employees.

5) Post petition Accrued expenses represents accrued items which will be paid based on vendor payment terms

6) Accrued taxes represent estimated matching employer tax due on payroll accrual.  Paid in July

7) Secured debt will be paid down in accordance with with the CHT distribution/loan agreements

8) Professional fees represent accrued audit fees for the Chartwell Operations